                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): December 7, 1999
                                                         ----------------


                               TELESCIENCES, INC.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

         DELAWARE                      0-22601                51-0356153
         --------                      -------                ----------
(State or Other Jurisdiction         (Commission             (IRS Employer
    of Incorporation)                File Number)          Identification No.)


         4000 MIDLANTIC DRIVE, MT. LAUREL, NJ                      08054
--------------------------------------------------------------------------------
        (Address of Principal Executive Offices)                 (Zip Code)


Registrant's telephone number, including area code: (856) 866-1000


                                 ---------------


--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report

Items 1 and 5.  CHANGES IN CONTROL OF REGISTRANT AND OTHER EVENTS.

         On December 7, 1999, EDB Business Partner ASA, a Norwegian limited company ("Parent"), through EDB 4tel Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Purchaser"), accepted for purchase approximately 958,000 shares of the common stock, par value $.04 per share (the "Shares"), of Telesciences, Inc., a Delaware corporation (the "Company"), that had been validly tendered and not withdrawn pursuant to Purchaser's tender offer for all of the outstanding Shares at $8.79 per Share, net to the seller in cash (the "Offer"). The Offer was made pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of October 19, 1999, by and among the Company, Parent and Purchaser, which provides for, among other things, the making of the Offer by Purchaser and, following the consummation of the Offer, the merger of Purchaser with and into the Company.

         A total of 958,514 Shares were tendered and accepted pursuant to the Offer, including 8,327 Shares tendered by guaranteed delivery, representing approximately 91.75% of the Shares outstanding. The aggregate purchase price for the Shares purchased pursuant to the Offer was approximately $8,425,338. These funds were from the working capital of Parent.

         In accordance with the terms of the Merger Agreement, effective upon payment being made for the Shares, Robert B. Kelly, Sammy W. Pearson, Trevor Sokell and Michael G. Wilkinson have resigned from the Board of Directors of the Company, and Asbjorn Eide, Arnhild Schia, Kjersti Wiklund and Kjell Lia have been appointed to fill the resulting vacancies. C. Thomas Faulders, III and Andrew P. Maunder will remain on the Board of Directors of the Company until consummation of the merger of Purchaser with and into the Company, which is expected to occur on or about December 8, 1999.

         To the knowledge of the Company, except as set forth herein, there are no arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a further change in control of the Company.

         In connection with the completion of the Offer, Parent issued a press release attached hereto as Exhibit 99.1.

         In addition, the Company paid $3,820,243.88 to Securicor Communications Limited in consideration for, and pursuant to, the terms of the Series A Preferred Stock.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         The following exhibits are filed with this report:

                  Exhibit No.                       Title
                  -----------                       -----

                      99                         Press Release

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       TELESCIENCES, INC.


Dated: December 8, 1999                By: /s/ Asbjorn Eide
                                          ----------------------------------
                                          Asbjorn Eide
                                          President and Chief Executive Officer